                                                                   EXHIBIT 10.26

                         AMENDMENT TO SUPPLY AGREEMENT

      THIS AMENDMENT TO SUPPLY AGREEMENT (this "Amendment") is made and entered into as of December 21, 1993 by and between DEL MONTE CORPORATION, a New York corporation ("DM"), and SILGAN CONTAINERS CORPORATION, a Delaware corporation ("Seller").

                              B A C K G R O U N D

      DM and Seller are parties to that Supply Agreement made and entered into as of September 3, 1993 (the "Supply Agreement"). DM and Seller desire to amend the Supply Agreement as set forth in this Amendment. Accordingly, the parties agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

      Any terms used in this Amendment without definition shall have the meanings set forth in the Supply Agreement.


                                   ARTICLE II

                               MEXICAN FACILITIES

      Schedule 2.1 to the Supply Agreement is hereby amended to clarify that the Mexican Facility referred to in such Schedule 2.1(a) is the DM cannery located in Irapuato, Mexico.

                                  ARTICLE III

                                SCHEDULE 2.1(e)

      Schedule 2.1(e) to the Supply Agreement is hereby amended by deleting such Schedule 2.1(e) in its entirety and replacing it with Schedule 2.1(e) set forth in Exhibit 2 hereto.

      By January 15, 1994, Seller shall revise and reissue to DM Schedule 2.1(e) to the Supply Agreement (which shall replace the Schedule 2.1(e) attached hereto). Such revised Schedule 2.1(e) shall affect the following: (i) the Metal Cost component of selling price and the Labor Cost component of selling price for each Container will be reduced by the amount of margin contained in those components, and (ii) the Other Cost component of selling price of each Container will be increased by such amount of price reduction in the Metal Cost and Labor Cost components. The result, therefore, will be no change in the individual or aggregate selling price for all Containers as set forth in Schedule 2.1(e) attached hereto.


                                   ARTICLE IV

                            AMENDMENT TO SECTION 2.3

      The phrase "the last sentence in Section 2.1" that is contained in the third sentence of Section 2.3 of the Supply Agreement is hereby amended by deleting such phrase in its entirety and inserting in place therefor "the second sentence in Section 2.1."

                                   ARTICLE V

         CONTAINER REQUIREMENTS PLAN; SUPPLY SCHEDULE; WORKING CAPITAL

          1. Sections 3.1 and 3.2 of the Supply Agreement are hereby amended by deleting such Sections 3.1 and 3.2 in their entirety and inserting in place therefor the following:

          3.1 Container Requirements Plan. On the date of effectiveness of this Agreement (for the 1994 Supply Year) and prior to November 15 before each subsequent Supply Year thereafter, DM shall furnish Seller with a "Container Requirements Plan" for such Supply Year, which Container Requirements Plan shall set forth DM's good faith written estimate, by type of Container and delivery location, of the quantity of Cans estimated to be needed for such Supply Year and the quantity of Ends to be affixed to such Cans. "Supply Year" shall mean a calendar year during the Term of this Agreement (based on DM's accounting month). The Container Requirements Plan for a Supply Year shall be adjusted by DM as follows: no later than the 20th calendar day of each month during such Supply Year, DM shall furnish Seller with DM's good faith written estimate of the revised Container Requirements Plan, by type of Container and delivery location, for the remaining months of such Supply Year, provided that during the packing season (which is the period from July 1 to October 31 of each year) DM shall revise such Container Requirements Plan as soon as practical but at least no later than the 20th calendar day of each such month.

          3.2 Supply Schedule. On the date of effectiveness of this Agreement (for the 1994 Supply Year) and prior to December 15 before each subsequent Supply Year thereafter, Seller shall furnish DM with a "Supply Schedule" for such Supply Year, which Supply Schedule shall indicate the estimated quantity and type of Cans and Ends to be supplied by Seller by DM accounting month for each DM Facility and which shall satisfy the Container Requirements Plan for such Supply Year. Such Supply Schedule shall be revised monthly on or before the 30th calendar day of each month in which Seller receives a revised Container Requirements Plan and shall serve as the basis for DM's arrangement of shipments and space planning. In any Supply Year, DM shall be obligated to purchase no less than, and Seller shall be obligated to sell no more than, that number and type of Containers as shall equal the sum of the periodic monthly estimates set forth in the Supply Schedule (as revised in accordance with this Section) for each type of Container for that Supply Year. The parties agree to cooperate and use their reasonable best efforts to resell any excess Cans or Ends which DM has purchased. Seller will notify DM immediately if Seller anticipates that it will be unable to provide Containers to DM in accordance with DM's most recent

        Container Requirements Plan. Seller shall advise DM's transportation department of transit requirements from Seller's location to the DM delivery location for Containers supplied by Seller as required by this
        Section 3.2 and the most recent Supply Schedule for the current Supply Year. DM's transportation department will arrange for transportation of such Containers.

                2. Section 3.4 of the Supply Agreement is hereby amended by deleting such Section 3.4 in its entirety and inserting in place therefor the following:

                On the date of effectiveness of this Agreement (for the 1994 Supply Year) and prior to December 15 before each subsequent Supply Year thereafter, Seller shall formulate and deliver to DM a Working Capital Plan for such Supply Year (a sample of which is attached hereto as Schedule 3.4(a)) which shall be based on the Containers Requirements Plan and Supply Schedule for such Supply Year and shall indicate the estimated Container Costs for Cans and Ends to be supplied by Seller and purchased by DM (resulting in inventory of DM) in accordance with this Agreement for all Container Requirements Plan requirements for each month of such Supply Year. Such amount of inventory for each such month (revised as provided below), less the estimated amount of accrued and unpaid payables owing to Seller for such Cans and Ends at the end of each such month (as set forth in the Working Capital

        Plan), shall equal DM's working capital for each such month. The monthly average of such amount of inventory for such Supply Year less the monthly average of such payables for such Supply Year (excluding the average amount of Payables Extension Memos outstanding at each such month end) shall equal DM's "Average Working Capital" for such Supply Year. If DM's Average Working Capital for such Supply Year exceeds the "Cap" for such Supply Year, then Seller shall issue to DM a Payables Extension Memo in such amount, which Payables Extension Memo shall entitle DM to maintain (beyond the terms provided in Section 3.3 hereof) an outstanding payable to Seller in such amount. Each month (within ten days after DM's month end (the "Delivery Date")) the Container Requirements Plan, Supply Schedule and Working Capital Plan for the current Supply Year shall be updated and adjusted by the parties, respectively, for actual information for the prior month (which actual information shall include Container Costs for Containers filled, ending DM Inventory (as hereinafter defined), ending inventory of unfilled Containers supplied by Seller, purchases of Cans and Ends from Seller, and ending payables balance of DM) and, if necessary, as the Container Requirements Plan and Supply Schedule for such Supply Year are adjusted. Each time the Working Capital Plan for a Supply Year is adjusted as provided above: (i) if DM's Average Working

Capital for such Supply Year (calculated as provided above) is increased from the amount last calculated for such Supply Year, then, one business day after the Delivery Date, Seller shall issue a new Payables Extension Memo which shall replace the Payables Extension Memo last previously issued for such Supply Year and DM shall be entitled to maintain (beyond the terms provided in Section 3.3 hereof) an outstanding payable to Seller in such new amount or (ii) if DM's Average Working Capital for such Supply Year (calculated as provided above) is decreased from the amount last calculated for such Supply Year, then, one business day after the Delivery Date, Seller shall issue a new Payables Extension Memo which shall replace the Payables Extension Memo last previously issued for such Supply Year and DM (A) shall pay to Seller (such payment to be made with the next payment by DM of payables to Seller in accordance with
Section 3.3 hereof) an amount equal to such decrease and (B) shall be entitled to maintain (beyond the terms provided in Section 3.3 hereof) an outstanding payable to Seller in the amount set forth in such new Payables Extension Memo. Examples of adjustments to the sample Working Capital Plan attached hereto as
Schedule 3.4(a) and, accordingly, adjustments to DM's Average Working Capital are attached hereto as Schedule 3.4(b).

     At the end of the Term of this Agreement, the aggregate amount of all outstanding Payable Extension Memos shall be paid by DM to Seller.

     At the end of each Supply Year during the Term of this Agreement, (i) Seller shall pay to DM an interest charge in an amount equal to the Interest Factor multiplied by the amount by which DM's actual Average Net Working Capital for such Supply Year exceeded the Cap for such Supply Year, or (ii) if DM's actual Average Working Capital for such Supply Year exceeded the Cap and DM's Average Net Working Capital for such Supply Year was less than the Cap, then DM shall pay to Seller an interest charge in an amount equal to the Interest Factor multiplied by the amount by which DM's actual Average Net Working Capital for such Supply Year was less than the Cap for such Supply Year. For purposes hereof, the term "Average Net Working Capital" for a Supply Year shall mean the Average Working Capital for such Supply Year less the average amount of Payables Extension Memos outstanding for such Supply Year and the term "Interest Factor" shall mean LIBOR (or any successor interest rate) at December 31 of the applicable Supply Year plus 2-1/2%.

     For the 1994 Supply Year, the "Cap" shall be $18,000,000.

     The Working Capital Plan for the 1994 Supply Year is attached hereto as
Schedule 3.4(c). For the 1994 Supply Year, the parties acknowledge that DM will have an inventory of cans not supplied by Seller. DM shall provide Seller with an estimate (to be adjusted for actual and updated monthly) of such inventory as soon as possible (such cans being the "DM Inventory"). For purposes of calculating DM's Average Working Capital, DM Inventory shall not be used in the inventory of Cans used to calculate DM's Average Working Capital. However, the Working Capital Plan shall assume that DM Inventory by Container specification will be used to meet fill requirements before any such Container specification supplied by Seller is used. For all Supply Years other than the 1994 Supply Year, the Working Capital Plan shall assume the following: if all containers purchased by DM other than from Seller (as provided for herein) are expected to be used for a certain percent of the total fill requirements for such Supply Year, then each month's fill requirements for such Supply Year will be assumed to be met using such certain percent of such containers and the remaining percent using Cans supplied by Seller, unless DM can account for such container usage (excluding any containers purchased from PCP which shall be accounted for as provided above) to the reasonable satisfaction of Seller, in which case each month's fill requirements for such Supply Year will be assumed to be met in accordance with such accounting method.

     For purposes of this Section 3, "month" shall mean DM's accounting month, which in any calendar quarter shall be four, four and five weeks, respectively.

     The Cap for the second and succeeding Supply Years will be calculated on the last business day of January of each Supply Year by DM (as reasonably agreed to by Seller) by multiplying the Cap for the most recently completed Supply Year by a fraction, the numerator of which will be DM's estimated Container Costs from Seller for such Supply Year as set forth on Schedule 2.1 as of the commencement of such Supply Year and the denominator of which will be Container Costs actually incurred by DM from Seller for the most recently completed Supply Year plus the DM Inventory used in such recently completed Supply Year. Until the Cap for each of the second and succeeding Supply Years is calculated as provided above, the parties shall use a Cap for each such Supply for purposes hereof which is DM's good faith estimate of the Cap for such Supply Year. The term Container Costs shall mean the aggregate of the selling price for each Container as set forth in Schedule 2.1 multiplied by the number of units of such Container supplied by Seller to DM plus applicable freight for the applicable Supply Year.

                                   ARTICLE VI

                                  METAL COSTS

          Subparagraph (a) of Section 5.1 of the Supply Agreement (which subparagraph begins "The metal cost component of selling price . . .") is hereby amended by deleting such subparagraph in its entirety and inserting in place therefor the following:

          At July 1, 1994, the metal cost component of selling price for each Container as set forth in Schedule 2.1 shall be adjusted (increased or decreased) to Seller's actual cost of metal as of that date from the "Base Cost" (as set forth in the letter dated December 16, 1993 from James Beam of Seller to Kevin McKee of DM). Thereafter, the metal cost component of selling price for each Container as set froth in Schedule 2.1 shall be adjusted (increased or decreased) to reflect changes in costs of metal actually incurred by Seller. Such metal price adjustment (increase or decrease) referred to in the immediately preceding sentence shall take place thirty (30) days after the date Seller actually incurs a price change in the cost of metal. Metal prices shall not be increased prior to July 1, 1994.

                                  ARTICLE VII

                                PROCTER & GAMBLE

          The Supply Agreement is hereby amended by adding the following new Section to the Supply Agreement immediately following Section 2.7 and immediately before Article III:

          2.8 Procter & Gamble. DM hereby agrees that it will not cancel or terminate that certain Containers Purchase Agreement dated as of March 2, 1990 (the "Container Purchase Agreement") between DM and The Procter & Gamble Company ("P & G") prior to March 2, 1995 and that it will purchase from Seller in accordance with this Agreement all Containers (as defined in such Containers Purchase Agreement) that it is required to sell to P & G under the Containers Purchase Agreement.

                                  ARTICLE VIII

                                  COST SAVINGS

          The Supply Agreement is hereby amended by adding the following to
Section 5.2 immediately before the penultimate sentence of Section 5.2:

          Attached hereto as Schedule 5.2 is a list of cost savings items (from which DM and Seller agree to reasonably cooperate to achieve and to work together to test and approve as quickly as possible), it being understood that the cost savings associated with all such items which accrue to Seller are included in the selling prices for Containers set forth in Schedule 2.1(e) and shall not be shared or allocated pursuant to this Section 5.2 or Article VII.

                                   ARTICLE IX

                                 REAFFIRMATION

        The parties hereby reaffirm all of the other terms and conditions of the Supply Agreement. This Amendment amends the Supply Agreement only to the extent specified herein and shall not constitute an amendment to any other provision of the Supply Agreement. From and after the date hereof, all references to the Supply Agreement in the Supply Agreement and other documents referred to therein shall be references to the Supply Agreement as amended hereby.

        IN WITNESS WHEREOF, the parties have caused this Amendment to be duly signed and delivered as of the date that appears in the first paragraph of this Amendment.

                                        DEL MONTH CORPORATION

                                        By /s/ THOMAS E. GIBBONS
                                          --------------------------------------

                                        Its Vice President
                                            ------------------------------------

                                        SILGAN CONTAINERS CORPORATION

                                        By
                                          --------------------------------------

                                        Its Vice President
                                            ------------------------------------